Media Contact: David Rubinger 404.502.1240 / david.rubinger@statebt.com
Investor Relations Contact: Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank Financial Corporation Reports
Fourth Quarter and Full Year Financial Results

▪	Fourth quarter 2013 net income of $9.4 million, or $.28 per diluted share

▪	Covered loan balances decreased $217 million, or 46%, in 2013

▪	Deposit funding mix continues to improve, contributing to low cost of funds

ATLANTA, GA, January 30, 2014 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the quarter and full year ended December 31, 2013. Net income for the fourth quarter of 2013 was $9.4 million, compared to $4.3 million for the third quarter of 2013 and $3.2 million for the fourth quarter of 2012. Full year net income for 2013 was $12.7 million compared to $22.7 million for full year 2012. Fully diluted earnings per share were $.28 in the fourth quarter of 2013 compared to $.13 in the third quarter of 2013 and $.10 in the fourth quarter of 2012. Fully diluted earnings per share were $.38 for full year 2013 compared to $.69 for full year 2012.

Joe Evans, Chairman and CEO, commented, "I could not be more pleased with what our team accomplished in 2013.  Quantitatively, it was a year of effectively replacing covered assets with organic assets, improving deposit mix, strong asset quality metrics and improving efficiency.  While less visible to outside observers, but perhaps more important, I am extremely pleased with the way our organization matured over the past year. As we move into 2014, I am highly confident that we have the people and processes in place as we transition through the expiration of loss share and plan to safely and profitably grow State Bank going forward."

Operating Highlights

Net interest income was $64.4 million in the fourth quarter of 2013, up from $44.4 million in the third quarter of 2013 and $43.4 million in the fourth quarter of 2012. Accretion income on covered loans was $48.1 million in the fourth quarter of 2013, which was a $20.1 million increase from the third quarter of 2013 due to gains from loan pools closing out in the fourth quarter of 2013. Interest income on noncovered loans for the fourth quarter of 2013 was $15.9 million, up from $15.8 million in the prior quarter and $15.1 million in the fourth quarter of 2012. The yield on noncovered loans increased slightly versus the prior quarter, up one basis point to 5.53% in the fourth quarter of 2013. Interest expense of $2.0 million in the fourth quarter of 2013 was down slightly versus the prior quarter and down from $2.1 million in the fourth quarter of 2012. Cost of funds for the fourth quarter of 2013 of 37 basis points improved one basis point from the prior quarter and two basis points from the fourth quarter of 2012.

The noncovered loan portfolio continues to perform well, as recoveries were greater than charge-offs in the fourth quarter of 2013, leading to no provision for loan losses on noncovered loans in the quarter.

The provision on noncovered loans totaled $905 thousand in the third quarter of 2013 and $325 thousand in the fourth quarter of 2012. The provision on covered loans, net of the FDIC benefit, was a negative $98 thousand in the fourth quarter of 2013 compared to a negative $636 thousand in the third quarter of 2013 and positive $3.0 million in the fourth quarter of 2012.

Noninterest income excluding amortization of the FDIC receivable for loss share agreements, which we refer to as the indemnification asset, was $4.0 million for the fourth quarter of 2013, down from $4.5 million in the third quarter of 2013. The linked-quarter decrease was primarily due to no gain on the sale of securities in the fourth quarter of 2013 compared to $717 thousand in securities gains in the third quarter of 2013. Additionally, higher payroll fee income from Altera Payment Solutions offset declines in service charge and mortgage banking income. Total noninterest income for the fourth quarter of 2013, which includes amortization of the indemnification asset, was negative $27.4 million compared to negative $14.5 million in the third quarter of 2013 and negative $10.6 million in the fourth quarter of 2012.

Amortization of the indemnification asset negatively impacted noninterest income by $31.4 million in the fourth quarter of 2013 compared to $19.0 million in the third quarter of 2013 and $15.3 million in the fourth quarter of 2012. We are currently projecting $49 million of scheduled amortization of the indemnification asset with an estimated weighted average life of three quarters, versus $185 million of scheduled loan accretion income with an estimated weighted average life of nine quarters. The $185 million of accretable discount remaining at December 31, 2013 is $45 million lower than at the end of the third quarter of 2013 but remains $12 million higher than at year-end 2012 as covered loans have performed better than initial estimates.

Total noninterest expense for the fourth quarter of 2013 was $22.7 million, down $406 thousand from the third quarter of 2013 and down $2.1 million from the fourth quarter of 2012. Noninterest expense declined for the third consecutive quarter as ongoing efficiency and productivity initiatives continue to positively impact our expense run-rate. Salary and benefit costs declined $294 thousand in the quarter to $14.5 million driven by position elimination, net of reinvestments in revenue producing initiatives. Loan collection and OREO costs increased $359 thousand, although this expense is primarily related to timing of loss share asset resolution rather than any fundamental trend.

Financial Condition

Total assets at quarter-end were $2.60 billion, up from $2.53 billion at September 30, 2013 and down from $2.66 billion at December 31, 2012. Loan payoffs exceeded new originations in the fourth quarter of 2013 as loans not covered by loss share agreements with the FDIC decreased a net $41.4 million from the third quarter of 2013 but increased a net $138.0 million from year-end 2012. The linked-quarter decrease was due to slightly lower origination volume, the delay in a few meaningful closings to 2014 and the expected payoffs of several large commercial real estate loans. Average noncovered loans increased a net $4.1 million from the third quarter of 2013 and $189.0 million from year-end 2012. Noncovered loans comprise 81.4% of total gross loans at December 31, 2013. Total net loans were $1.35 billion, down $79.5 million from the third quarter of 2013 and $43.2 million from the fourth quarter of 2012 as loan payoffs combined with covered loan resolution continue to impact net loans.

Total deposits at quarter-end were $2.13 billion, up from $2.05 billion at the end of the third quarter of 2013 but down from $2.15 billion at the end of the fourth quarter of 2012. Noninterest-bearing deposits increased $47.9 million from the third quarter of 2013 due to period-end volatility. A meaningful portion of this year-end activity in demand deposits was concentrated in a few accounts and is known to be a short-term benefit. Period-end noninterest-bearing deposits made up 22.0% of total deposits at December 31, 2013. Average noninterest-bearing deposits increased $8.8 million from the third quarter of 2013 and $50.9 million from the fourth quarter of 2012.

Tangible book value per share was $13.24 at the end of the fourth quarter of 2013. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 16.55% and a Tier I risk-based capital ratio of 27.89%.

Detailed Results

Supplemental tables displaying financial results for the fourth quarter of 2013, the previous four quarters and full year 2013 are included with this press release.

Conference Call

State Bank Chief Executive Officer Joe Evans, Chief Financial Officer Tom Callicutt and Executive Risk Officer Kim Childers will discuss financial and business results for the quarter on a conference call today at 10:00 a.m. EST. The dial in number is 1.800.908.8386. Please dial in 10 minutes prior to the start of the call to register. You will be asked to provide your name and affiliation/company to join the call. A replay of the conference call will be available shortly after the call's completion in the Investors section on the company's website at www.statebt.com. A slide presentation for today's call is also available in the Investors section on the company's website.

About State Bank Financial Corporation and State Bank and Trust Company
State Bank Financial Corporation (NASDAQ: STBZ) is the holding company for State Bank and Trust Company, one of Georgia's best-capitalized banks, with approximately $2.6 billion in assets as of December 31, 2013. State Bank has locations in Metro Atlanta and Middle Georgia.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, expectations and benefits of our strategic plan, including projections and expectations of future growth, amortization and accretion, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, unanticipated losses related to the integration of, and accounting for, acquired assets and assumed liabilities in our FDIC-assisted transactions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2012, for a description of some of the important factors that may affect actual outcomes.

State Bank Financial Corporation 4Q13 Financial Supplement: Table 1 Condensed Consolidated Financial Summary Results Quarterly (Unaudited)

						4Q13 Change vs.
(Dollars in thousands, except per share amounts)	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12
Income Statement Highlights
Total interest income on invested funds	$2,416	$2,587	$2,693	$2,502	$2,585	$(171)	$(169)
Interest income on noncovered loans, including fees	15,861	15,800	15,141	14,374	15,053	61	808
Accretion income on covered loans	48,065	27,978	25,787	20,636	27,839	20,087	20,226
Total interest expense	1,961	1,981	1,995	1,996	2,096	(20)	(135)
Net interest income	64,381	44,384	41,626	35,516	43,381	19,997	21,000
Provision for loan losses (noncovered loans)	—	905	665	350	325	(905)	(325)
Provision for loan losses (covered loans)	(98)	(636)	(1,288)	(2,385)	3,021	538	(3,119)
Amortization of FDIC receivable for loss share agreements	(31,372)	(18,971)	(20,762)	(16,779)	(15,260)	(12,401)	(16,112)
Noninterest income	3,955	4,471	4,224	4,121	4,641	(516)	(686)
Noninterest expense	22,718	23,124	25,461	26,664	24,783	(406)	(2,065)
Income (loss) before income taxes	14,344	6,491	250	(1,771)	4,633	7,853	9,711
Income tax expense (benefit)	4,927	2,142	113	(615)	1,418	2,785	3,509
Net income (loss)	$9,417	$4,349	$137	$(1,156)	$3,215	$5,068	$6,202
Per Common Share Data
Basic net income (loss) per share	$.29	$.14	$—	$(.04)	$.10	$.15	$.19
Diluted net income (loss) per share	.28	.13	—	(.04)	.10	.15	.18
Cash dividends declared per share	.03	.03	.03	.03	.03	—	—
Book value per share at period end	13.62	13.36	13.34	13.38	13.48	.26	.14
Tangible book value per share at period end	13.24	12.97	12.94	12.96	13.06	.27	.18
Market price at period end	18.19	15.87	15.03	16.37	15.88	2.32	2.31
Period end shares outstanding	32,094,145	32,076,645	31,926,331	31,918,665	31,908,665	17,500	185,480
Weighted Average Shares Outstanding:
Basic	32,086,781	31,998,901	31,918,677	31,908,776	31,904,381	87,880	182,400
Diluted	33,519,550	33,296,650	33,124,681	31,908,776	33,179,198	222,900	340,352
Average Balance Sheet Highlights
Noncovered loans, net of unearned income	$1,144,116	$1,140,052	$1,083,549	$1,007,094	$955,153	$4,064	$188,963
Covered loans	258,600	305,487	351,955	419,204	499,828	(46,887)	(241,228)
Loans, net of unearned income	1,402,716	1,445,539	1,435,504	1,426,298	1,454,981	(42,823)	(52,265)
Assets	2,559,725	2,561,802	2,644,241	2,627,041	2,643,661	(2,077)	(83,936)
Deposits	2,089,202	2,077,170	2,147,653	2,115,382	2,114,544	12,032	(25,342)
Liabilities	2,130,231	2,134,590	2,217,002	2,197,455	2,212,404	(4,359)	(82,173)
Equity	429,494	427,212	427,239	429,586	431,257	2,282	(1,763)
Tangible common equity	417,030	414,516	414,181	416,155	421,617	2,514	(4,587)
Key Metrics (1)
Return on average assets	1.46%	.67%	.02%	(.18)%	.48%	.79%	.98%
Return on average equity	8.70	4.04	.13	(1.09)	2.97	4.66	5.73
Yield on earning assets	11.61	8.31	7.76	6.95	8.48	3.30	3.13
Cost of funds	.37	.38	.37	.38	.39	(.01)	(.02)
Rate on interest-bearing liabilities	.47	.47	.46	.47	.48	—	(.01)
Net interest margin	11.26	7.95	7.40	6.58	8.09	3.31	3.17
Average equity to average assets	16.78	16.68	16.16	16.35	16.31	.10	.47
Leverage ratio	16.55	16.20	15.57	15.51	15.49	.35	1.06
Tier I risk-based capital ratio	27.89	26.18	25.88	28.17	29.25	1.71	(1.36)
Total risk-based capital ratio	29.15	27.44	27.14	29.45	30.54	1.71	(1.39)
Efficiency ratio	61.26	77.13	101.08	116.14	75.42	(15.87)	(14.16)
Average loans to average deposits	67.14	69.59	66.84	67.43	68.81	(2.45)	(1.67)
Noninterest-bearing deposits to total deposits	22.00	20.50	20.22	19.07	18.03	1.50	3.97
Nonperforming loans to total noncovered loans (2)	.21	.25	.33	.42	.49	(.04)	(.28)
Nonperforming assets to loans + ORE:
Noncovered	.29	.33	.42	.44	.60	(.04)	(.31)
Covered	15.22	15.11	13.56	10.67	8.67	.11	6.55
(1)  Income calculated on a fully tax-equivalent basis.
(2)  The ratio of nonperforming covered loans to total covered loans is not presented, as there are no covered loans designated as nonperforming.

State Bank Financial Corporation 4Q13 Financial Supplement: Table 2 Condensed Consolidated Balance Sheets Quarterly (Unaudited)

						4Q13 Change vs.
(Dollars in thousands)	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12
Assets
Cash and amounts due from depository institutions	$8,518	$7,888	$6,783	$7,680	$9,974	$630	$(1,456)
Interest-bearing deposits in other financial institutions	590,231	399,267	430,937	459,494	433,483	190,964	156,748
Cash and cash equivalents	598,749	407,155	437,720	467,174	443,457	191,594	155,292
Investment securities available-for-sale	387,048	374,838	370,146	351,565	303,901	12,210	83,147
Loans receivable:
Noncovered under FDIC loss share agreements	1,123,475	1,164,854	1,123,122	1,051,455	985,502	(41,379)	137,973
Covered under FDIC loss share agreements	257,494	290,077	333,683	396,831	474,713	(32,583)	(217,219)
Allowance for loan losses (noncovered loans)	(16,656)	(16,427)	(15,805)	(15,122)	(14,660)	(229)	(1,996)
Allowance for loan losses (covered loans)	(17,409)	(12,075)	(17,630)	(28,706)	(55,478)	(5,334)	38,069
Net loans	1,346,904	1,426,429	1,423,370	1,404,458	1,390,077	(79,525)	(43,173)
Mortgage loans held for sale	897	885	753	2,386	4,853	12	(3,956)
Other real estate owned:
Noncovered under FDIC loss share agreements	965	974	1,097	276	1,115	(9)	(150)
Covered under FDIC loss share agreements	46,222	51,651	52,345	47,401	45,062	(5,429)	1,160
Premises and equipment, net	33,318	33,988	34,856	35,379	35,364	(670)	(2,046)
Goodwill	10,381	10,381	10,381	10,381	10,381	—	—
Other intangibles, net	1,986	2,150	2,449	2,819	3,188	(164)	(1,202)
FDIC receivable for loss share agreements	103,160	156,549	210,557	258,848	355,325	(53,389)	(252,165)
Other assets	71,075	62,101	64,023	60,619	68,311	8,974	2,764
Total assets	$2,600,705	$2,527,101	$2,607,697	$2,641,306	$2,661,034	$73,604	$(60,329)
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$468,138	$420,269	$429,960	$409,717	$387,450	$47,869	$80,688
Interest-bearing deposits	1,660,187	1,629,642	1,696,124	1,738,473	1,760,986	30,545	(100,799)
Total deposits	2,128,325	2,049,911	2,126,084	2,148,190	2,148,436	78,414	(20,111)
Securities sold under agreements to repurchase	1,216	1,082	3,576	3,959	4,755	134	(3,539)
Notes payable	5,682	5,690	5,698	3,861	2,523	(8)	3,159
Other liabilities	28,299	41,825	46,413	58,360	75,104	(13,526)	(46,805)
Total liabilities	2,163,522	2,098,508	2,181,771	2,214,370	2,230,818	65,014	(67,296)
Total shareholders’ equity	437,183	428,593	425,926	426,936	430,216	8,590	6,967
Total liabilities and shareholders’ equity	$2,600,705	$2,527,101	$2,607,697	$2,641,306	$2,661,034	$73,604	$(60,329)
Capital Ratios
Average equity to average assets	16.78%	16.79%	16.16%	16.35%	16.32%	(.01)%	.46%
Leverage ratio	16.55	16.20	15.57	15.51	15.49	.35	1.06
Tier I risk-based capital ratio	27.89	26.18	25.88	28.17	29.25	1.71	(1.36)
Total risk-based capital ratio	29.15	27.44	27.14	29.45	30.54	1.71	(1.39)

State Bank Financial Corporation 4Q13 Financial Supplement: Table 3 Condensed Consolidated Income Statements Quarterly (Unaudited)

						4Q13 Change vs.
(Dollars in thousands, except per share amounts)	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12
Total interest income on invested funds	$2,416	$2,587	$2,693	$2,502	$2,585	$(171)	$(169)
Interest income on noncovered loans, including fees	15,861	15,800	15,141	14,374	15,053	61	808
Accretion income on covered loans	48,065	27,978	25,787	20,636	27,839	20,087	20,226
Total interest expense	1,961	1,981	1,995	1,996	2,096	(20)	(135)
Net interest income	64,381	44,384	41,626	35,516	43,381	19,997	21,000
Provision for loan losses (noncovered loans)	—	905	665	350	325	(905)	(325)
Provision for loan losses (covered loans)	(98)	(636)	(1,288)	(2,385)	3,021	538	(3,119)
Net interest income after provision for loan losses	64,479	44,115	42,249	37,551	40,035	20,364	24,444
Noninterest Income:
Amortization of FDIC receivable for loss share agreements	(31,372)	(18,971)	(20,762)	(16,779)	(15,260)	(12,401)	(16,112)
Service charges on deposits	1,304	1,353	1,284	1,215	1,408	(49)	(104)
Mortgage banking income	153	260	289	306	363	(107)	(210)
Gain on sale of investment securities	—	717	—	364	225	(717)	(225)
Gain on FHLB stock redemptions	—	—	—	—	680	—	(680)
Payroll fee income	879	727	705	832	622	152	257
ATM income	604	604	635	605	619	—	(15)
Other	1,015	810	1,311	799	724	205	291
Total noninterest income	(27,417)	(14,500)	(16,538)	(12,658)	(10,619)	(12,917)	(16,798)
Noninterest Expense:
Salaries and employee benefits	14,500	14,794	15,547	17,395	15,134	(294)	(634)
Occupancy and equipment	2,330	2,431	2,550	2,456	2,500	(101)	(170)
Legal and professional fees	1,154	954	1,280	1,601	1,669	200	(515)
Marketing	369	457	350	328	968	(88)	(599)
Federal insurance premiums and other regulatory fees	303	939	604	469	673	(636)	(370)
Loan collection and OREO costs	733	374	1,944	1,288	929	359	(196)
Data processing	1,595	1,551	1,504	1,437	1,272	44	323
Amortization of intangibles	164	299	369	370	251	(135)	(87)
Other	1,570	1,325	1,313	1,320	1,387	245	183
Total noninterest expense	22,718	23,124	25,461	26,664	24,783	(406)	(2,065)
Income (Loss) Before Income Taxes	14,344	6,491	250	(1,771)	4,633	7,853	9,711
Income tax expense (benefit)	4,927	2,142	113	(615)	1,418	2,785	3,509
Net Income (Loss)	$9,417	$4,349	$137	$(1,156)	$3,215	$5,068	$6,202
Basic Net Income (Loss) Per Share	$.29	$.14	$—	$(.04)	$.10	$.15	$.19
Diluted Net Income (Loss) Per Share	.28	.13	—	(.04)	.10	.15	.18
Weighted Average Shares Outstanding:
Basic	32,086,781	31,998,901	31,918,677	31,908,776	31,904,381	87,880	182,400
Diluted	33,519,550	33,296,650	33,124,681	31,908,776	33,179,198	222,900	340,352

State Bank Financial Corporation 4Q13 Financial Supplement: Table 4 Condensed Consolidated Income Statements Year to Date (Unaudited)
	Years Ended December 31		YTD Change
(Dollars in thousands, except per share amounts)	2013	2012
Total interest income on invested funds	$10,198	$11,390	$(1,192)
Interest income on noncovered loans, including fees	61,176	55,460	5,716
Accretion income on covered loans	122,466	102,413	20,053
Total interest expense	7,933	9,749	(1,816)
Net interest income	185,907	159,514	26,393
Provision for loan losses (noncovered loans)	1,920	5,035	(3,115)
Provision for loan losses (covered loans)	(4,407)	10,081	(14,488)
Net interest income after provision for loan losses	188,394	144,398	43,996
Noninterest Income:
Amortization of FDIC receivable for loss share agreements	(87,884)	(32,569)	(55,315)
Service charges on deposits	5,156	5,117	39
Mortgage banking income	1,008	1,231	(223)
Gain on sale of investment securities	1,081	318	763
Gains on FHLB stock redemptions	—	1,215	(1,215)
Payroll fee income	3,143	622	2,521
ATM income	2,448	2,425	23
Other	3,935	1,643	2,292
Total noninterest income	(71,113)	(19,998)	(51,115)
Noninterest Expense:
Salaries and employee benefits	62,236	54,536	7,700
Occupancy and equipment	9,767	9,845	(78)
Legal and professional fees	4,989	6,624	(1,635)
Marketing	1,504	2,171	(667)
Federal insurance premiums and other regulatory fees	2,315	1,824	491
Loan collection and OREO costs	4,339	1,960	2,379
Data processing	6,087	5,668	419
Amortization of intangibles	1,202	1,029	173
Other	5,528	5,579	(51)
Total noninterest expense	97,967	89,236	8,731
Income Before Income Taxes	19,314	35,164	(15,850)
Income tax expense	6,567	12,422	(5,855)
Net Income	$12,747	$22,742	$(9,995)
Basic Net Income Per Share	$.40	$.72	$(.32)
Diluted Net Income Per Share	.38	.69	(.31)
Weighted Average Shares Outstanding:
Basic	31,978,844	31,696,358	282,486
Diluted	33,290,565	32,890,274	400,291

State Bank Financial Corporation 4Q13 Financial Supplement: Table 5 Condensed Consolidated Composition of Loans and Deposits at Period Ends Quarterly (Unaudited)

						4Q13 Change vs.
(Dollars in thousands)	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12
Composition of Loans
Noncovered loans:
Construction, land & land development	$251,043	$285,855	$295,756	$265,055	$230,448	$(34,812)	$20,595
Other commercial real estate	550,474	552,579	508,620	486,287	457,729	(2,105)	92,745
Total commercial real estate	801,517	838,434	804,376	751,342	688,177	(36,917)	113,340
Commercial & industrial	30,145	27,573	33,908	35,944	35,390	2,572	(5,245)
Owner-occupied real estate	174,858	181,882	186,652	176,426	172,445	(7,024)	2,413
Total commercial & industrial	205,003	209,455	220,560	212,370	207,835	(4,452)	(2,832)
Residential real estate	66,835	63,386	53,962	45,433	43,179	3,449	23,656
Consumer & other	50,120	53,579	44,224	42,310	46,311	(3,459)	3,809
Total noncovered loans	1,123,475	1,164,854	1,123,122	1,051,455	985,502	(41,379)	137,973
Covered loans:
Construction, land & land development	35,383	40,268	51,660	58,802	81,288	(4,885)	(45,905)
Other commercial real estate	67,573	77,040	91,246	115,194	139,010	(9,467)	(71,437)
Total commercial real estate	102,956	117,308	142,906	173,996	220,298	(14,352)	(117,342)
Commercial & industrial	4,271	6,378	8,059	10,811	14,859	(2,107)	(10,588)
Owner-occupied real estate	54,436	55,723	67,568	80,239	86,612	(1,287)	(32,176)
Total commercial & industrial	58,707	62,101	75,627	91,050	101,471	(3,394)	(42,764)
Residential real estate	95,240	109,806	114,036	131,254	142,032	(14,566)	(46,792)
Consumer & other	591	862	1,114	531	10,912	(271)	(10,321)
Total covered loans	257,494	290,077	333,683	396,831	474,713	(32,583)	(217,219)
Total loans	$1,380,969	$1,454,931	$1,456,805	$1,448,286	$1,460,215	$(73,962)	$(79,246)
Composition of Deposits
Noninterest-bearing demand deposits	$468,138	$420,269	$429,960	$409,717	$387,450	$47,869	$80,688
Interest-bearing transaction accounts	367,983	304,085	351,289	333,336	355,651	63,898	12,332
Savings and money market deposits	892,136	908,410	911,415	959,912	949,631	(16,274)	(57,495)
Time deposits less than $100,000	168,611	177,634	186,874	194,098	201,658	(9,023)	(33,047)
Time deposits $100,000 or greater	124,827	132,538	139,671	144,501	147,363	(7,711)	(22,536)
Brokered and wholesale time deposits	106,630	106,975	106,875	106,626	106,683	(345)	(53)
Total deposits	$2,128,325	$2,049,911	$2,126,084	$2,148,190	$2,148,436	$78,414	$(20,111)

State Bank Financial Corporation 4Q13 Financial Supplement: Table 6 Condensed Consolidated Asset Quality Data Quarterly (Unaudited)

						4Q13 Change vs.
(Dollars in thousands)	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12
Nonperforming noncovered assets:
Nonaccrual loans	$1,391	$1,972	$2,695	$3,413	$2,621	$(581)	$(1,230)
Troubled debt restructurings	947	956	973	970	2,171	(9)	(1,224)
Total nonperforming noncovered loans	2,338	2,928	3,668	4,383	4,792	(590)	(2,454)
Other real estate owned	965	974	1,097	276	1,115	(9)	(150)
Total nonperforming noncovered assets	3,303	3,902	4,765	4,659	5,907	(599)	(2,604)
Nonperforming covered assets:
Other real estate owned (1)	$46,222	$51,651	$52,345	$47,401	$45,062	$(5,429)	$1,160
Noncovered assets:
Charge-offs	$67	$330	$8	$12	$2	$(263)	$65
Recoveries	296	47	26	124	7	249	289
Net charge-offs (recoveries)	$(229)	$283	$(18)	$(112)	$(5)	$(512)	$(224)
Ratios:
Annualized QTD net charge-offs (recoveries) to total average noncovered loans	(.08)%	.10%	(.01)%	(.05)%	—%	(.18)%	(.08)%
Nonperforming loans to total noncovered loans (2)	.21	.25	.33	.42	.49	(.04)	(.28)
Nonperforming assets to loans + ORE:
Noncovered	.29	.33	.42	.44	.60	(.04)	(.31)
Covered	15.22	15.11	13.56	10.67	8.67	.11	6.55
Allowance for loan losses to loans:
Noncovered	1.48	1.41	1.41	1.44	1.49	.07	(.01)
Covered	6.76	4.16	5.28	7.23	11.69	2.60	(4.93)

(1)  Total nonperforming assets for covered assets consist of other real estate only. There are no covered loans designated as nonperforming.
(2)  The ratio of nonperforming covered loans to total covered loans is not presented, as there are no covered loans designated as nonperforming.

State Bank Financial Corporation 4Q13 Financial Supplement: Table 7 Condensed Consolidated Average Balances and Yield Analysis Quarterly (Unaudited)

						4Q13 Change vs.
(Dollars in thousands)	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12
Selected Average Balances
Interest-bearing deposits in other financial institutions	$489,046	$398,391	$465,823	$447,929	$371,873	$90,655	$117,173
Taxable investment securities	374,416	369,485	352,955	314,510	302,102	4,931	72,314
Nontaxable investment securities	5,559	5,836	6,436	7,089	9,028	(277)	(3,469)
Noncovered loans receivable (1)	1,144,116	1,140,052	1,083,549	1,007,094	955,153	4,064	188,963
Covered loans receivable	258,600	305,487	351,955	419,204	499,828	(46,887)	(241,228)
Total earning assets	2,271,737	2,219,251	2,260,718	2,195,826	2,137,984	52,486	133,753
Total nonearning assets	287,988	342,551	383,523	431,215	505,677	(54,563)	(217,689)
Total assets	2,559,725	2,561,802	2,644,241	2,627,041	2,643,661	(2,077)	(83,936)
Interest-bearing transaction accounts	338,502	320,168	360,221	324,342	315,541	18,334	22,961
Savings & money market deposits	909,999	908,275	936,819	956,517	954,260	1,724	(44,261)
Time deposits less than $100,000	173,061	181,865	190,795	197,893	204,821	(8,804)	(31,760)
Time deposits $100,000 or greater	129,384	137,147	142,364	145,329	152,534	(7,763)	(23,150)
Brokered and wholesale time deposits	106,676	106,918	106,818	106,641	106,712	(242)	(36)
Notes payable	5,686	5,695	5,026	2,536	2,525	(9)	3,161
Securities sold under agreements to repurchase	675	2,438	5,083	3,388	5,352	(1,763)	(4,677)
Total interest-bearing liabilities	1,663,983	1,662,506	1,747,126	1,736,646	1,741,745	1,477	(77,762)
Noninterest-bearing deposits	431,580	422,797	410,636	384,660	380,676	8,783	50,904
Other liabilities	34,668	49,287	59,240	76,149	89,983	(14,619)	(55,315)
Shareholders’ equity	429,494	427,212	427,239	429,586	431,257	2,282	(1,763)
Total liabilities and shareholders' equity	2,559,725	2,561,802	2,644,241	2,627,041	2,643,661	(2,077)	(83,936)
Interest Margins (2)
Interest-bearing deposits in other financial institutions	.27%	.31%	.27%	.23%	.27%	(.04)%	—%
Taxable investment securities	2.16	2.39	2.65	2.83	2.97	(.23)	(.81)
Nontaxable investment securities, tax-equivalent basis (3)	4.92	4.89	4.86	5.09	5.29	.03	(.37)
Noncovered loans receivable, tax-equivalent basis (4)	5.53	5.52	5.63	5.82	6.29	.01	(.76)
Covered loans receivable	73.74	36.34	29.39	19.96	22.16	37.40	51.58
Total earning assets	11.61%	8.31%	7.76%	6.95%	8.48%	3.30%	3.13%
Interest-bearing transaction accounts	.11	.11	.10	.12	.11	—	—
Savings & money market deposits	.43	.42	.42	.43	.45	.01	(.02)
Time deposits less than $100,000.55		.57	.59	.59	.62	(.02)	(.07)
Time deposits $100,000 or greater	.67	.71	.72	.74	.75	(.04)	(.08)
Brokered and wholesale time deposits	.93	.93	.93	.93	.94	—	(.01)
Notes payable	11.44	11.49	10.77	12.79	8.67	(.05)	2.77
Securities sold under agreements to repurchase	—	.16	.08	.12	.07	(.16)	(.07)
Total interest-bearing liabilities	.47	.47	.46	.47	.48	—	(.01)
Net interest spread	11.14	7.84	7.30	6.48	8.00	3.30	3.14
Net interest margin	11.26%	7.95%	7.40%	6.58%	8.09%	3.31%	3.17%

(1) The above amount includes average nonaccrual loans of $2,642 for 4Q13, $2,371 for 3Q13, $4,136 for 2Q13, $3,980 for 1Q13, and $3,337 for 4Q12.
(2) Annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the statutory tax rate of 35% in adjusting interest on tax-exempt securities to a fully taxable basis. The taxable equivalent adjustments included above amount to $24 for 4Q13, $25 for 3Q13, $27 for 2Q13, $31 for 1Q13, and $42 for 4Q12.
(4) Reflects taxable equivalent adjustments using the statutory tax rate of 35% in adjusting tax-exempt loan interest income to a fully taxable basis. The taxable equivalent adjustments included above amount to $97 for 4Q13, $72 for 3Q13, $73 for 2Q13, $69 for 1Q13, and $55 for 4Q12.